             Prospectus Supplement filed pursuant to Rule 424(b)(3)

PROSPECTUS SUPPLEMENT NO. 2
TO PROSPECTUS DATED DECEMBER 11, 1998
REGISTRATION NO. 333-64017
September 17, 1999

     We are amending our prospectus dated December 11, 1998, registering certain resales of our $100,000,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2003 and the shares of our common stock, issuable upon conversion of the Notes. This revised information is presented as of September 17, 1999 and should be read with the Prospectus dated

September 11, 1998 and Prospectus Supplement No. 1 thereto dated February 26, 1999. To the extent the information here differs from the information set forth for any entity in our prospectus, this information supersedes any prior information.

     The information concerning the following entity in the Selling Securityholders section of the Prospectus located on pages 75 through 78 is amended to add the following information:

                                                                          Principal Amount of Notes
                                                                          -------------------------
Name of Selling Securityholders                                             Owned         Offered
-------------------------------                                           -------        -------
SoundShore Opportunity Holding Fund Ltd..............................      250,000        250,000


                                                                                             Common Stock
                                                                                -----------------------------------
                                                                                  Number of
                                                         Number of                  Shares
                                                           Shares                Beneficially
                                                        Beneficially              Owned upon            Percent of
                                                       Owned prior to           Conversion of          Outstanding
Name of Selling Securityholders                        this Offering             the Notes(1)           Shares(2)
-------------------------------                        --------------           --------------         -----------
SoundShore Opportunity Holding Fund Ltd.........            9,242                   9,242                    0

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* Less than 1%.